Exhibit 4.62

English Translation

BANK OF SHANGHAI

GUARANTEE CONTRACT

(APPLICABLE TO INDIVIDUAL GUARANTEE FOR ENTITY)

Contract No.: B530208001102

Guarantor:	Lu Tingxiu	Home Tel:	Mobile Phone:

Place of Permanent Registered Residence:	Changzhong City	ID Card No.:	321124196105293532

Actual Living Address:	Zip Code:

Working unit:	China Electrical Equipment Group Co., Ltd.	Address:	No. 88, Shengtai Road, Jiangning Economy & Technology Development Area, Nanjing

Title:	Chairman	Tel:	Zip Code: 211100

Email:	Website:	Fax:

Creditor: Bank of Shanghai, Nanjing Branch	Tel:	86896810	Fax:	86896810

Principal Office:	Peace Mansion, No. 22, Beijing Road (East), Nanjing		Zip Code:	210008

Legal Representative (Principal): Xu Jianhua	Fax:

Authorized Representative):	Fax:

Email:	Website:

This Contract is entered into by and among the Creditor, the Guarantor and Co-guarantors through friendly negotiation and in accordance with the Guaranty Law of the People’s Republic of China and other applicable laws, regulations and rules, with the following terms and conditions:

(Notes: For the purpose of this Contract, “☐” represents for the contents of option; “☑” represents for the selected option; and “☒” represents for the rejected option.)

ARTICLE 1 PRINCIPAL CREDITOR’S RIGHT

The principal creditor’s right to be secured hereunder is a loan of RMB Thirty Million Yuan Only under the Loan Contract (No. 5302080011) signed by the Bank of Shanghai Nanjing Branch (“Lender”) and CEEG (Nanjing) PV-Tech Co., Ltd. (“Borrower”).

ARTICLE 2 TERM FOR PERFORMANCE OF OBLIGATION BY THE BORROWER

The term of the debt owed by the Borrower is from February 2, 2008 to August 1, 2008. In case of any inconsistence between the debt term mentioned herein and the debt term indicated on the loan note, the debt term indicated on the loan note shall prevail.

ARTICLE 3 TERM OF GUARANTEE

3.1 The term of guarantee provided by the Guarantor hereunder shall be two (2) years commencing from the due date of the debt owned by the Borrower as mentioned in Article 2 hereof.

3.2 Where the principal debt under the Loan Contract as mentioned in Article 2 hereof is to be repaid in several parts (such as installments) and the due date of each part of such debt is different, the term of guarantee provided by the Guarantor hereunder shall be two (2) years commencing from the due date of the last installment of the debt (as indicated on the loan note).

3.3 Where the Borrower breaches the Loan Contract and the Lender announces an earlier due date of the Loan, the Guarantor shall perform his obligations of guarantee hereunder in advance accordingly.

ARTICLE 4 SCOPE OF GUARANTEE

☑ The scope of guarantee hereunder shall include all aspects of the creditor’s right under the Loan Contract as mentioned in Article 1 hereof, including the principal of loan, interest, penalty interest, liquidated damages, indemnity, costs of enforcing the creditor’s right (including but not limited to the attorney’s fee), as well as                                                              , etc.

☐ The scope of guarantee hereunder shall be                                                              .

ARTICLE 5 FORM OF GUARANTEE

The guarantee provided hereunder is a guarantee with joint and several.

ARTICLE 6 NOTARIZATION

If the Creditor considers it is necessary, the Guarantor shall go through the formalities for notarization of this Contract together with the Creditor, and the cost of notarization shall be borne by the Guarantor.

ARTICLE 7 WARRANTIES OF THE GUARANTOR

7.1 The Guarantor has fully understood all contents of the Loan Contract as mentioned in Article 1 hereof, and is willing to provide the guarantee with joint and several liabilities to the Creditor for the benefits of the Borrower.

7.2 The Guarantor is a natural person has full capacity for civil action to execute and perform this Contract.

7.3 All certificates, documents and materials provided by the Guarantor to the Creditor are true, lawful, complete and valid.

7.4 Execution and performance of this Contract by the Guarantor will not conflict with the execution and performance of any other contract.

7.5 The Guarantor has not concealed any serious disease, material debt, pending mediation, arbitration, action, claim, enforcement or any other event which may endanger the rights and interests of the Creditor.

ARTICLE 8 UNDERTAKINGS OF THE GUARANTOR

8.1 The Guarantor will accept and cooperate with the Creditor in the review on his qualification of guarantee, ability of repayment, credit status and investment status.

8.2 The Guarantor will provide the Creditor with all materials regarding his credit status, including but not limited to the return of individual income tax, deposit certificate and individual credit report, upon request of the Creditor.

8.3 The liabilities of guarantee provided by the Guarantor hereunder will not be affected by the Guarantor’s promotion or demotion, change of his working place or working unit or any other similar event after execution of this Contract.

8.4 This Contract will not be terminated or adversely affected due to the death of the Guarantor. The Guarantor hereby agrees to assume his liabilities of guarantee with all his estate, and the estate administrator and successors shall be fully bound by this Contract.

8.5 In case that the Guarantor becomes aware that the Borrower is doing any act which may impair the rights and interests of the Creditor, the Guarantor shall immediately send a written notice to the Creditor; In case of any event which may affect the Guarantor’s liabilities of guarantee, the Guarantor shall immediately send a written notice to the Creditor and take effective remedies.

8.6 In case that the Borrower fails to use the loan for the purpose as specified in the Loan Contract, the Guarantor shall still be subject to the liabilities of guarantee hereunder.

8.7 During the term of this Contract, the Guarantor and any co-guarantor (including any co-owns who owns or may own any property of the Guarantor based on the marriage or family relationship), who may affect the right of the Guarantor in disposition of his properties, may not intentionally transfer or destroy his properties.

8.8 In case that the Lender and the Borrower enter into an arrangement of extension of the loan period or revolving loans under the Loan Contract as mentioned in Article 1 hereof, the Guarantor shall still be subject to the guarantee with joint and several liabilities for the extended or revolving loans.

8.9 Without the written consent of the Creditor, the Guarantor may not provide any security to any third party.

8.10 In the event of any change to the Guarantor’s personal information, such as place of permanent registered residence, actual living address, contact information, working unit, address of working place, title, business nature of the working unit or otherwise, the Guarantor shall send a written notice to the Creditor no later than the date next to the date of such change, together with the relevant materials.

ARTICLE 9 WARRANTIES AND UNDERTAKINGS OF THE CO-GUARANTOR

9.1 The co-guarantor has fully understood all contents of the Loan Contract as mentioned in Article 1 hereof, and is willing to provide the guarantee with joint and several liabilities to the Creditor for the benefits of the Borrower.

9.2 The co-guarantor has fully understood all contents of this Contract, and is willing to provide the guarantee of joint and several liabilities to the Creditor for the benefits of the Borrower.

9.3 The co-guarantor agrees to perform the obligations of guarantee as the co-guarantor with the joint and several liabilities.

ARTICLE 10 DEDUCTION

When the debt is due or the Creditor announces an earlier due date in case of default by the Borrower, the Creditor may claim the payment of the debt against the Guarantor according to the laws and directly deduct the amount from the RMB or foreign currency account opened by the Guarantor with Bank of Shanghai (including all branches and sub-branches), and the Guarantor shall unconditionally waive all defenses therefor.

ARTICLE 11 NO WAIVER

Unless it is waived in written forms, failure or delay in exercise of all or part of rights, or release or extension of any condition or procedure of the guarantee by the Creditor shall not be deemed as waiver of such rights.

ARTICLE 12 RESTRICTION ON RECOURSE

Before the debt under the Loan Contract is fully discharged by the Borrower, The Guarantor shall not exercise its recourse against the Borrower, even if the Guarantor has discharged part of the debt for the benefits of the Borrower.

ARTICLE 13 EFFECTIVENESS

13.1 This Contract shall become effective upon the date when the Contract is executed or sealed by the Guarantor, co-guarantors and by the legal representative (or principal) or authorized representative of the Creditor with the corporate seal (including the special seal for credit loan contract) affixed hereto.

13.2 The invalidity or partly invalidity of the Loan Contract as mentioned in Article 1 hereof will not affect the validity of this Contract. The Guarantor shall be jointly and severally liable for the civil liabilities of the Borrower due to invalidity or partly invalidity of the Loan Contract.

13.3 In case that the debt under the Loan Contract is discharged and such discharge is held as invalid according to the applicable laws and administrative regulations, the Guarantor shall still be subject to the liabilities of guarantee and such liabilities will not be restricted by the term of guarantee and the limitation of actions.

ARTICLE 14 AMENDMENT AND TERMINATION

14.1 Any amendment or supplementation to this Contract or any part hereof shall be mutually negotiated by both parties and be set forth in the written supplementary agreements.

14.2 Any document releasing or reducing the liabilities of the guarantee of the Guarantor shall not come into affect until such document is executed or sealed by the Guarantor, co-guarantors, and the legal representative (or principal) of the Creditor, with the corporate seal.

ARTICLE 15 CHANGE OR ASSIGNMENT OF THE MAIN CONTRACT

15.1 During the term of guarantee, if the Lender and the Borrower change the amount, currency or interest rate as specified in the Loan Contract without the consent of the Guarantor, the Guarantor shall still be subject to the liabilities of guarantee for the changed contract, where the debt of the Borrower is reduced; or the Guarantor shall not be subject to the liabilities of guarantee for the increased part of debt, where the debt of the Borrower is increased. Where the term of Loan Contract is changed by the Lender and the Borrower, the term of guarantee shall be changed accordingly.

15.2 During the term of guarantee, where the Creditor assigns all or part of the creditor’s rights under the Loan Contract to any third party according to the law and notifies the Guarantor of such event, the guarantee right shall be assigned concurrently and the Guarantor shall be jointly and severally liable for the guarantee to the Assignee within the scope of guarantee specified herein.

ARTICLE 16 DISPUTE SETTLEMENT

16.1 Any dispute arising from the performance of this Contract may be settled through friendly negotiations between both parties hereto; or either party hereto may file an action with a competent people’s court where the Creditor is located. During the course of dispute, the parties concerned shall continue to perform the terms that are not involved in the dispute.

16.2 Where this Contract is compulsorily notarized, the Creditor may directly enforce its creditor’s right against the Guarantor according to the laws when the loan is due or the Creditor announces an earlier due date of the loan due to breach of the Borrower.

ARTICLE 17 SUPPLEMENTARY ARTICLES

.

ARTICLE 18 REMINDER

The Creditor has asked the Guarantor to pay attention to the terms and conditions of this Contract regarding the release of or restriction on the obligations and liabilities of the Creditor.

ARTICLE 19 NOTICE

19.1 All notices between both parties shall be in written forms and sent to the address of principal business office or actual residential place of both parties as mention first above.

19.2 A notice shall be deemed as duly delivered on the following date, if it is duly sent to the address mentioned above: the date indicated in the postmark, if it is sent by registered mail; or the date of receipt, if it is sent by personal delivery.

ARTICLE 20 ISSUES NOT COVERED HEREUNDER

Any issue not covered hereunder shall be subject to the applicable laws, regulations, rules and relevant stipulations of the People’s Republic of China.

ARTICLE 21 COUNTERPARTS

This Contract shall be made and executed in three (3) originals, one for the Creditor, one for the Guarantor and              for the notarization office or any other institution. The number of counterparts is to be determined in light of the demand.

Creditor: (Seal) Bank of Shanghai, Nanjing Branch

Legal Representative (or Principal) or Authorized Representative: /s/ Xu Jianhua

Date: February 2, 2008

Signed at: Nanjing

Guarantor: /s/ Lu Tingxiu (Signature)

Guarantor:                                  (Personal Seal)

Date: February 2, 2008

Signed at: Nanjing

Co-Guarantor:	(Signature)	Co-Guarantor:	(Signature)

	(Personal Seal)		(Personal Seal)

Date:	Date:

Signed at:	Signed at: